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                                                                    EXHIBIT 23.1


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


     As independent public accountants, we hereby consent to the incorporation by reference of our report dated February 15, 2002, included in this Form 10-K, into the Company's previously filed Registration Statement File Nos. 333-39956, 333-68082 and 333-70148. It should be noted that we have not audited any financial statements of the Company subsequent to December 31, 2001 or performed any audit procedures subsequent to the date of our report.


ARTHUR ANDERSEN LLP
New York, New York
March 20, 2002